Exhibit 10.1

AMENDMENT No. 4 TO 12% SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 4 to the 12% Secured Convertible Promissory Note (this “Amendment”), dated effective August 2, 2025 (the “Effective Date”), is by and between IIOT-OXYS, Inc., a Nevada corporation (the “Borrower”), on the one hand, and Vidhyadhar Mitta, an individual (the “Holder”), on the other hand. The Borrower and the Holder will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the 12% Secured Convertible Promissory Note dated August 2, 2019, as amended, issued by the Borrower to the Holder (the “Note”), attached hereto as Exhibit A.

RECITALS

WHEREAS, on August 2, 2019, the Borrower issued to the Holder the Note in the principal amount of up to $125,000;

WHEREAS, the Note matures on August 2, 2025; and

WHEREAS, the Parties wish to amend the Note to extend the maturity date from August 2, 2025 to February 2, 2026.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1. Extension of Maturity Date. Pursuant to Section 7.4 of the Note, Section 1.2 be and hereby is revised so, as amended, reads as follows:

1.2Maturity Date. The outstanding principal of this Note (the “Outstanding Principal”) together with any accrued and unpaid interest thereon (the “Outstanding Interest”), shall all be due and payable on February 2, 2026 (the “Maturity Date”).

2. Waiver of Prior Defaults. Upon entering into this Amendment, the Holder hereby waives all Events of Default, known or unknown to the Holder, by Borrower prior to the Effective Date.

3. No Other Changes. Except as amended hereby, the Note will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Note or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Note or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

4. Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

5. Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Note.

6. Incorporation by Reference. The terms of the Note, except as amended by this Amendment, are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

7. Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

BORROWER:	IIOT-OXYS, Inc.

Date: August 6, 2025	By	/s/ Clifford L. Emmons
Clifford L. Emmons, CEO

HOLDER:

Date: August 6, 2025	By	/s/ Vidhyadhar Mitta
Vidhyadhar Mitta, an Individual

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EXHIBIT A

12% Secured Convertible Promissory Note dated August 2, 2019

[See Attached]

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